Emerald Oil, Inc. Announces Completion of Common Stock Offering and Exercise of Over-Allotment Option

DENVER, CO— October 2, 2013—Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today that it has completed the sale of 15,000,000 shares of its common stock and that the underwriters have exercised their over-allotment option of an additional 2,250,000 shares of the Company's common stock in full. All shares of common stock were sold to the public at an offering price of $6.70 per share. The resulting net proceeds to the Company, after deducting underwriting discounts, commissions and other expenses, were approximately $109.7 million.

In connection with the common stock offering, Credit Suisse Securities (USA) LLC acted as book-running manager and Canaccord Genuity Inc. and Johnson Rice & Company L.L.C. acted as co-lead managers.

The offering was made pursuant to an effective registration statement. A prospectus supplement and accompanying base prospectus is filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying base prospectus related to the offering may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010, phone (800) 221-1037, Canaccord Genuity Inc., Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (800) 225-6201 or Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (504) 584-1231.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT EMERALD OIL, INC.

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com or by calling investor relations at 303-323-0008 x200.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets and Strategy

303-323-0008

info@emeraldoil.com

www.emeraldoil.com

Source: Emerald Oil, Inc.